Sales Contract of Electric Vehicles

Party A: China Aviation Lithium Battery (Hangzhou) Co., Ltd.

Party B: Zhejiang Kandi Vehicles Co., Ltd.

Section 1. Sales contract

China Aviation Lithium Battery (Hangzhou) Co., Ltd. (hereinafter referred to as “Party A”) wishes to purchase electric vehicles (without battery) from Zhejiang Kandi Vehicles Co., Ltd. ( hereinafter referred to as “Party B”) in order to implement the large-scale electric vehicle promotion project in Hangzhou. Party A shall initially purchase 5, 000 pure electric vehicles according to letter of intent which has been signed previously. The following clauses have been reached through friendly negotiation and discussion between the two parties.

1.	The terminologies used in this sales contract shall have the same meanings as they have in their use in the special terms mentioned below and in the technical specifications.

2.	The following constitute this contract:

2.1	sales contract

2.2	special terms of the contract

2.3	technical specifications

3.

The above mentioned documents shall be supplementary and complementary to each other, however, if there is any ambiguity or conflicts among them, they shall be determined by the sequence of the documents that are listed in the above order in item 2.

4.	Contract item, total price and term

4.1	Vehicle Model: JNJ6290EV

4.2	Quantity of purchase: 5,000 vehicles

4.3	Total price of the contract: 199,000,000.00 including tax and detailed price break down please see appendix 1

4.4	Purchase period: tentatively from September 29th 2012 to December 31st 2012.

5.	Representations

5.1	All vehicles under this sales contract are in accordance with national and local standards and are brand new vehicles. Party B warrants to provide vehicles and related technical service, as well as the warranty for their qualities according to this contract.

5.2	Party A promises to pay the contract price and other payables to Party B according to the terms of this contract.

6.	Effectiveness of Contract

This contract shall take effect when it is signed by legal representatives or authorized representatives of the parties and sealed with parties’ company chops.

7.	Amendment and termination of the contract

7.1

The purpose of Party A’s purchase is to promote electric vehicles (EV) on a large-scale in Hangzhou area, and it has the right to adjust vehicle delivery time based upon actual implementing situation of EV promotion in Hangzhou area and the market responses, as well as actual running conditions of EV (including vehicle quality and vehicle market adaptability, etc.)

7.2

If Party B develops and produces other new vehicle models that are suitable, based upon the vehicle purchase amount of this contract, the parties can discuss and agree to adjust the vehicle models and related prices.

7.3

If purchased vehicles for a particular order have serious quality problems, and Party B cannot resolve such problems during agreed time, Party A has the right to terminate this contract. If Party A fails to complete the purchases and make timely payment during the term of this contract, Party B has the right to terminate this contract.

7.4	If either party cannot conduct normal production, provide technical services, or provide post-sale services, or is unable to make purchase or make payments for the products, or cannot perform its obligations under this contract due to bankruptcy, reorganization and restrictions on qualification or permits to conduct certain manufacturing functions, or other internal or external reasons other than caused by mother nature and force majeure factors, the other party has the right to terminate this contract, reserve the rights of claims and compensation and pursue the other party’s liability (except for force majeure).

8.	Consignee:

Consignee: China Aviation Lithium Battery (Hangzhou) Co., Ltd., and the delivery site is in Hangzhou city area that will be designated by Party A.

9.	Copies of contract

This contract has 6 original copies, party A holds 3 copies, party B holds 3 copies, all these copies have the same legal validity.

10.	Miscellaneous

10.1

Supplements may be entered into by the parties through negotiation for issues not settled in this contract. Supplements and appendixes are inseparable parts of this contract and shall have the same legal effect as the contract.

In case either party wants to have its authorized agent to have the rights and obligations of this contract, a written confirmation by both parties is required.

Appendix 1.itemized price list
No.	Specifications	Unit	Qty.	Unit price(‘000)	Total price(‘000)	Delivery place	Remark
1	JNJ6290EV	Set	5,000	39.8	199,000	Place in Hangzhou City area designate by Party A	Without battery
total					199,000
Total Contract Price (RMB): 199,000,000.00

Remark:

1. The total contract price is the price for delivery by Party B of the goods to the site that Party A designated.

2. The actual delivery time and quantity under this contract shall be subject to the delivery confirmation notice in writing provided by Party A at 7 working days prior to the delivery and is confirmed by Party B.

3. Party B is responsible for the goods and their quality and safety during transportation from the factory to delivery site.

4. The vehicles in this contract shall adopt special battery frames and connectors required by the State Grid, and they shall meet the State Grid’s power switch technical requirement, more details please see technical specification section.

5. The vehicles in this contract do not include power batteries.

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Signature Page

Party A: China Aviation Lithium Battery (Hangzhou) Co., Ltd.	Party B: Zhejiang Kandi Vehicles Co., Ltd.

Date: 9/29/2012	Date: 9/29/2012
Address : No. 159 Tianmushan Road	Address : Jinhua City Industrial Zone
zip code: 310000	zip code:321016
contact:	contact:
Tel:	Tel:
Fax:	FAX:
bank of deposit:
bank account:
tax code:

Signature of legal representative or authorized	Signature of legal representative or authorized
representative :	representative :

Section 2. Special terms

1.	This section of special terms is to detail and supplement the sales contract and the clause and item numbers in sales contract are used continuously in this section.

2.	Payment

	2.1	Currency of this contract is RMB

	2.2	Payment schedule

(a) Once the contract is signed and takes effect, Party B shall deliver the vehicles specified in the contract in different batches according to Party A’s purchase needs and delivery confirmation notice. Party B shall deliver vehicles within 7 working days of the time when Party A completes full payment, and Party B shall provide the following documents to Party A as well:

(i)	The manufacturer certificate of the vehicles delivered.

(ii)	The list of the vehicles delivered, in two copies (one copy shall be returned to Party B upon Party A’s inspection and confirmation of receiving)

(iii)	sales invoice for each vehicle (without battery)

(iv)	Operating instruction or user manual of vehicles

(b) Date of payment for each batch of vehicles is the actual date when Party B receives the bank transfer from Party A.

3	Delivery

3.1	Consignee, contact person and phone number will be indicated on the delivery notice issued by Party A.

(a)	Delivery time: Party B shall deliver the goods according to delivery confirmation notice issued by Party A and confirmed by Party B.

(b)	Delivery site: place in Hangzhou city area that is designated by Party A

(c)

Delivery method: Party B is responsible for transporting the goods and the transportation fee. Party B shall assure the safety of transportation in order to guarantee the goods have no damage when they arrive at the designated place.

(d)	Party B shall warrant that vehicles in this contract meet national and local standards and are brand new vehicles.

(e)

Unless there is force majeure, if there is any delay of delivery for more than 5 working days, Party B shall pay Party A the corresponding bank loan interest for such delay on each additional working day.

4.	Quality Assurance

4.1

If any defectiveness of vehicles or any mistakes of technical documents that provided by Party B are found, or any vehicle cannot operate as a result of wrong instructions by the technicians of Party B during the contract, Party B shall have the responsibility to repair or replace the defective vehicles according to Implementation Rules of Zhejiang Province to the People's Republic of China Consumer Protection Law; any costs incurred should be decided according to relevant regulations.

4.2	If there is any conflict between the contract and technical specification, technical specification shall prevail.

5.	Liability of Breach of Contract

5.1

Upon the examination and confirmation by the authorized vehicle inspection agency of China, if there is a design or manufacturing defect in vehicles provided by Party B, Party A shall assist Party B to recall the defective vehicles according to national regulations on recalls. If there are any property or personal damages caused by the defective vehicles, Party A has the right to request compensation from Party B. If the vehicle has special operating requirements, Party B shall give express notice and instructions in writing, otherwise Party B shall take responsibility for the damages. If the damage is caused by false-operation or caused by battery or battery box, Party B shall not have any responsibility.

5.2

 If Party B fails to comply with this contract, or does not fulfill its obligation of providing post-sale services according to its quality assurance terms, Party A has the right to any reasonable compensation from Party B for all cost related to repair work.

5.3

If Party B knows that there is serious defect or quality problem of the vehicle, but does not notify Party A about it in writing, Party A has the right to replace the defective vehicles or terminate the contract, and ask for compensations for direct losses caused.

6.	Force Majeure

6.1

If any party is prevented from performing any of its obligations due to force majeure, the party shall have no responsibility for it. However, if the delay in performance takes place before the event of force majeure or the affected party does not take remedial actions and notify the other party, it shall not be exempted from its obligations and responsibilities under this contract.

6.2

The party that is affected by force majeure shall notify the other party of the event within 3 working days in writing ( which may be made by fax, e-mail, cell phone text message, etc.) and shall provide a written report within 10 working days confirming that it is unable to perform its obligations or partially unable to perform its obligations under the contract or requesting for an extension of performing its obligations.

7.	Settlement of disputes

Any dispute arising out of this contract shall be resolved through consultation between the two parties or upon application for mediation with relevant institutions. If consultation or mediation fails to reach an agreement, the complaining party may file a suit with the local court where it is located.

8.	Miscellaneous

8.1

This contract shall take effect when it is signed and sealed. Neither side shall make any amendment or terminate the contract at will. Supplements may be entered into by the parties through negotiation for issues not settled in the contract.

8.2	Supplements may be entered into by the parties through negotiation for issues not settled in the contract or if Parties want to make amendment to this contract. The supplement terms, agreement and appendix of this contract are inseparable parts of this contract.

Section 3. Technical Agreement

1.	Summary

1.1	This agreement is applicable to the pure electric vehicles and relevant services that are provided by Zhejiang Kandi Vehicles Co., Ltd. for China Aviation Lithium Battery (Hangzhou) Co., Ltd.

1.2	This agreement is regarded as an appendix of the contact upon its confirmation by both parties, and it has the same legal effect as the contract.

2.	Technical conditions

2.1

The design, manufacturing, inspection and test of all equipment shall meet the requirements of the following use standards and technical conditions. If there is conflict among different standards, the national standards or the standards agreed by the parties shall be followed.

GB/T 18487.1 -2001 Electric vehicle conductive charging system—Part 1:General requirements
 GB/T 18487.2 -2001 Electric vehicle conductive charging system—Electric vehicles requirements for conductive connection to an A.C/D.C. supply
GB/T 18487.3 -2001 Electric vehicle conductive charging system A.C./D.C. Electric vehicle charging station
GB/T 19596-2004 Terminology of electric vehicles
GB/T 20234-2006 Plugs, socket-outlets, vehicle couplers and vehicle inlets for conductive charging of electric vehicles—General requirements

Guidance of optimization design for electric engineering vehicles by State Grid Corporation

Guidance of data collection and analysis of electric vehicles demonstration operation by State Grid Corp.

Terminal interface specification for electric vehicle and smart vehicle by State Grid Corp.

Other technical requirements related to battery exchange type EVs published by State Grid Corp.

2.1	General requirement

2.1.1

Vehicles specified in the contract shall constantly meet the requirements of national compulsory standards ( including basic performance, economic performance, dynamic performance, operation steadiness and smoothness, environmental performance)

2.1.2	Vehicles specified in the contract shall constantly meet the requirement of technical standards of State Grid’s charging and battery exchange station (including battery model adaptability, connector interface and protocol adaptability, electrical components adaptability and data collection adaptability).

2.1.3	Vehicles specified in the contract shall comply with List of Recommended Models for Energy Saving and New Energy Vehicles Promotion and Demonstration Program that is published by Ministry of Industry and Information Technology (MITT) as well as the information contained in Vehicle Manufacturer and Product.

2.1.4	Party B shall paint the vehicle the color specified by Party A ( if additional color is needed, both parties shall negotiate to reach an agreement)

2.1.5	The vehicle provided shall have good convenience for user and maintenance.

2.2	Technical parameter of a completed vehicle

Item	Technical index
Model	JNJ6290EV
Name	multi-purpose pure electric passenger vehicle
Notification	MIIT No. 240 public notification; List of Recommended Models for Energy Saving and New Energy Vehicles Promotion and Demonstration Program (No. 37)
Length ×Height × Width (mm)	2900×1545×1590
wheel base (mm)	2080
tread (mm) front/rear	1280/1330
Total weight (kg)	1340
Curb Weight (kg)	1160
seats	2
wheel specification	165/70R13
number of wheels	4
Maximum speed (km/h)	80
steering type	steering wheel
Driving Motor Model	SCRMP10U1
MOTOR RATED POWER (kw/r/min)	10
minimum ground clearance	120
power assisted braking system	Included
power assisted steering system	Included
Air conditioner	Included

3.	Quality assurance

3.1	Technical standard and quality requirement

3.1.1

Vehicles specified in the contract shall be the passenger vehicles or sedans listed on vehicle directory that are published by or filed with related departments, and also are listed on the List of  Recommended Models for Energy Saving and New Energy Vehicles Promotion and Demonstration Program by MIIT, and can pass the inspection by motor vehicle department of the police bureau and can be registered and issued license plates to drive on the road.

3.1.2	Vehicles specified in the contract shall be in accordance with national standards or industry standards for new energy vehicles and related standards of State Grid Corp for battery exchange model EV. The vehicles shall meet the delivery inspection standard and meet the safe driving requirement as well as the basic use requirement on the manual ( Party B shall provide the above mentioned documents and chop company seal on them as confirmation)

3.1.3	Party B shall warrant that all materials (including parts that Party B purchases from third parties) and manufacturing process are in compliance with national standards and requirements.

3.1.4	Party B shall warrant that vehicles provided are appropriately assembled, processed and maintained.

3.2	Delivery, inspection, acceptance and personnel training

3.2.1

Party A will inspect the vehicles delivered at the designated place for acceptance. After inspection and acceptance, Party A shall sign the receipt sheet and confirm the acceptance. If Party A has issues with respect to the appearance or basic function of the vehicle, it shall raise these issues on site to Party B, for confirmation by both parties. If there is any inconsistency of vehicle property (such as safety features, appearance, other configuration of the vehicle, etc.) from that promised by Party B, Party A has the right to reject the goods.

3.2.2

Drivers of Party A or authorized personnel of Party A shall be trained, and training session shall be organized by Party A and assisted by Party B. Only trained and verified personnel can conduct relevant work. The training session should include daily maintenance, driving of the vehicle, battery exchange technologies and practical operation skills. Party B shall provide training documents in electronic or hard copies.

4.	Technical service and post-sale service

4.1	Technical service

4.1.1	Party B shall provide the following documents along with vehicle delivery

(1) vehicle certificate

(2) user manual

(3) vehicle maintenance manual

4.1.2

Party B shall assign technicians to be located in Hangzhou at the initial period of the project to provide 24 hour technical support, repair and maintenance services and its cost shall be assumed by Party B.

4.1.3	If other technical service clauses need to be signed, such new technical service clause will be governing.

4.2	Post-sale service

4.2.1

Party B promises to provide 3-year or 60 thousand kilometer (whichever comes first) warranty for key components and body of the vehicle (except for battery ). During the warranty, it will provide maintenance for car body and its key components (except for battery) no less than 3 times.

4.2.2.	During warranty, if it is found that:

	(a)	The vehicle has defects, does not comply with technical requirements and cannot be used normally;

	(b)	There is sudden failure of vehicle, severe damage of key components or other emergencies that cause failure of performance of a vehicle;

Party B shall repair and fix the problem within 48 hours, if the problem cannot be fixed within that time, a spare vehicle shall be provided for use for free.

if it is found that:

(a)

the same serious safety problem has been repaired for 3 times ( according to invoices and receipts) and the problem cannot be corrected, or key assembly has been replaced for 3 times due to quality issue but the vehicle still cannot be used;

(b)

due to quality problem and repair work, the vehicle could not be used for more than 1 month of working days or the same problem has been repaired for more than 5 times and the problem still cannot be completely fixed.

Then Party A shall have the right to request Party B to replace the vehicle or to return the vehicle. If Party A requests a replacement vehicle, and the vehicle that has a quality problem has been inspected by an inspection agency mutually agreed by Party A and Party B, and the inspection confirms it is Party B’s quality issue, Party B shall satisfy the request of Party A to provide another vehicle within 7 working days.

If party A requests to return the vehicle , Party B shall return the payment for this vehicle in one installment and also compensate Party A with amount of the vehicle purchase tax, insurance fee and license fee, etc. but shall deduct the depreciation of the vehicle for the actual use period. The return process shall be completed within 7 working days. Except for force majeure, if Party B didn’t complete the replacement or return process according to this contract, Party A has the right to request Party B to pay for its direct losses within 7 working days.

4.2.3

During the warranty period, Party B will follow the state laws and regulations and Zhejiang Province Implementation Rules for PRC Consumer Protection Law to provide repair for the problems of the vehicle not intentionally caused by the personnel from the date the vehicle is delivered. After the warranty period, Party B shall also assume repair, maintenance and replacement responsibility but Party A shall assume their costs. The prices for the parts to Party A shall not be higher than the price that Party B supplies to the market.

4.2.4.	During the warranty period, if any serious quality defect is found and confirmed by both parties, then the warranty period is suspended; when the defect has been repaired, the warranty time shall resume.

4.2.5	After the warranty period, if Party A’s operation has to stop due to Party B’s product quality issue, within 24 hours of receiving the notice from Party A, Party B or its authorized repair shop shall assist Party A to deal with the problem, to repair, or to replace the damaged parts.

4.2.6	During the operation of the vehicle, if any vehicle is not operational due to vehicle failure or accident ( in the area of Hangzhou city), the driver of the vehicle shall seek towing service nearby; if the failure or accident is caused by quality of the vehicle and the vehicle is still in the warranty period, Party B shall be responsible for the towing cost and service fees. The verification of responsibilities shall refer to 4.2.7 below.

4.2.7	If there is any disputes between parties about quality problems of the vehicle, if the dispute can be settled by laws and regulations or the facts can be directly confirmed by daily life common sense, then they will be the basis for the determination of the problem. If any verification is needed, the written verification report issued by a lawfully qualified vehicle inspection institution will govern. The inspection and verification fee shall be paid by the claiming party first and shall be reimbursed by the responsible party within 7 working days upon the result of the verification report.

4.2.8	When Party B delivers the vehicles, it shall provide spare vehicles of the same model. (their ownership and managing rights belong to party B)

(1)	Upon the purchase of first batch of 100 vehicles, 5 spare vehicles shall be provided

(2)	Upon the purchase quantity cumulatively reaches 2,000 vehicles , an additional 20 spare vehicles will be provided.

(3)	Spare vehicles shall comply with national standards and technical standards and service terms too.

4.2.9	Party B shall guarantee that maintenance network for the repair and maintenance of the vehicles under this contract and the network shall be distributed in the district of Hangzhou City.

(1)	Before the end of 2012, Party B shall have no less than one repair and maintenance shop in Hangzhou City

(2)	Any additional repair network shall be added through negotiation between the two parties according to the size of purchases of Party A.

4.2. 10.	When the purchased vehicle fails to perform and Party B or its authorized repair and maintenance network is 20 kilometers away from the site, upon giving Party B a notice, Party A or the actual user of the vehicle may choose nearby shops that have lawful qualifications for repair work. If it occurs during the warranty period, Party B shall be responsible to reimburse the repair cost against repair invoices provided by the actual user within 7 working days (if the invoice price is more than two times higher than the same repair price of Party B, the amount in excess of the two times will not be reimbursed).

4.2.11	If the post-sale service and technical terms in this section are lower than national or local regulations, the latter shall prevail. During the actual issue solving process, if there is no term in this contract addressing the problem, parties shall follow the national or local regulations.

4.2.12	If Parties need to sign any additional post-sale service clauses, the new post-sale service clauses shall prevail.

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